UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                                     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AuthenTec, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AuthenTec, Inc.

100 Rialto Place, Suite 100

Melbourne, FL 32901

IMPORTANT REMINDER TO VOTE YOUR PROXY

September 19, 2012

Dear Stockholder:

Our records indicate your vote has not yet been received for the Special Meeting of Stockholders of AuthenTec, Inc., to be held on Thursday, October 4, 2012 at 10:00 a.m., local time, at the offices of Alston & Bird LLP, 1180 West Peachtree Street, 15th Floor, Atlanta, GA 30309. Please take a moment right now to ensure that your shares are represented at this important meeting.

At the Special Meeting, you will be asked to approve the Agreement and Plan of Merger, dated as of July 26, 2012, as it may be amended from time to time, by and among AuthenTec, Inc., Apple Inc., a California corporation, and Bryce Acquisition Corporation a Delaware corporation and wholly owned subsidiary of Apple Inc. Upon completion of the merger, you will be entitled to receive the per share merger consideration of $8.00 in cash, without interest, less any applicable withholding taxes, for each share of AuthenTec common stock you own.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. The failure to vote your shares will have the same effect as a vote “AGAINST” approval of the proposal to adopt the merger agreement.

PLEASE VOTE YOUR SHARES TODAY BY PHONE, INTERNET OR BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD.

The Board of Directors of AuthenTec, after thorough review and consideration, has unanimously determined and declared that the merger agreement and the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of AuthenTec and its stockholders and has unanimously approved the merger agreement and the merger. The Board of Directors of AuthenTec unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the non-binding proposal to approve compensation payable in connection with the merger and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Please vote today by telephone or by Internet pursuant to the instructions enclosed. Remember – every share and every vote counts! Alternatively, you may sign, date and mail your proxy card in the envelope provided. If you have any questions, please call MacKenzie Partners, Inc., which is assisting with the solicitation, toll-free at (800) 322-2885 or collect at (212) 929-5500 (call collect) or by email at proxy@mackenziepartners.com.

If you have recently voted, please disregard this reminder and thank you for your attention to this important matter.

Sincerely,

AuthenTec, Inc.